                                                                    Exhibit 99.1

                               (CRAWFORD(R) LOGO)

                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE                                   DATE: OCTOBER 24, 2005
                                                        FROM: THOMAS W. CRAWFORD
                                                        CHIEF EXECUTIVE OFFICER

                   CRAWFORD REPORTS THIRD QUARTER 2005 RESULTS

Crawford & Company (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2005.

Third quarter 2005 revenues before reimbursements totaled $184.7 million compared with $185.9 million in the 2004 third quarter. Third quarter 2005 net income was $1.9 million compared to $9.5 million for the 2004 third quarter. Third quarter 2005 net income per diluted share was $0.04 per share compared to $0.20 in the prior-year quarter. Third quarter 2005 pre-tax income was reduced by approximately $750,000, or $0.01 per share, due to deployment costs associated with hurricanes Katrina and Rita. Net income in the 2004 third quarter included a special credit of $5.2 million, net of related income taxes, or $0.11 per share, resulting from the sale of an undeveloped parcel of real estate during the quarter. Operating earnings (earnings before special credit, net corporate interest expense and income taxes) in the 2005 third quarter totaled $4.5 million compared with $8.4 million in the prior year quarter.

U.S. revenues before reimbursements were $114.5 million in the third quarter of 2005 compared with $123.5 million in the 2004 third quarter. Revenues from the insurance company market were $50.3 million in the 2005 third quarter compared with $58.0 million in the 2004 period, which reflects a $5.7 million decline in catastrophe-related revenues from the 2004 period when the Company was responding to the hurricanes which struck the southeastern United States. Revenues from self-insured clients were $37.6 million in the 2005 third quarter compared with $39.5 million in the 2004 quarter, due primarily to a reduction in claim referrals from the Company's existing clients, only partially offset by net new business gains. Class action services revenues were $26.6 million for the 2005 third quarter, compared with $26.0 million in the comparable year-ago quarter. These revenues can fluctuate based on the timing and size of project awards.

Third quarter 2005 international revenues grew to $70.2 million from $62.4 million for the same period in 2004. During the 2005 third quarter,

                               (CRAWFORD(R) LOGO)

                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

the U.S. dollar weakened against the British pound and the euro, resulting in a net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $67.7 million in the 2005 third quarter, reflecting growth in revenues on a constant dollar basis of 8.4%. This growth reflects increased case referrals in our United Kingdom and European operations resulting from claims management agreements entered into during 2004 and 2005, as well as revenues from flood losses in Canada. International operating expenses increased by $6.2 million in U.S. dollars, a 10.1% increase, and by 6.4% on a constant dollar basis.

Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, "Our third quarter 2005 results in the U.S. reflect a continued strong performance by our class action services unit. However, these results were offset by revenue declines within our U.S. catastrophe unit which benefited from hurricane-related claims in the 2004 third quarter. We are in the early stages of assessing the massive devastation caused by hurricanes Katrina and Rita in the gulf coast region, and the full impact of these events will not be reflected in our results until the 2005 fourth quarter."

"We continue to face challenges in the U.S. property and casualty market, as reflected by a decline in our U.S. operating margin from 5.7% in last year's third quarter to 1.3% in the current quarter. This decrease is due to declining claim referrals in the current quarter and our decision to maintain our existing service capabilities in our U.S. field operations as we focus on improving our work product, investing in the training and development of our employees, and growing our market share. By maintaining our service capabilities, we are now able to provide our clients with the resources they require to adjust the influx of claims resulting from the recent hurricanes. We have over 300 catastrophe adjusters and scores of branch adjusters from all over the country deployed in response to approximately 25,000 claims that have been referred to us. These claims have in excess of $3.0 billion in insured value associated with them and both the claim counts and associated insured values continue to grow on a daily basis, as the full impact of the devastation is still being realized. We are currently projecting incremental revenues related to hurricanes Katrina and Rita of approximately $30 million, of which $15 million is expected to be realized during the fourth quarter of 2005. Within our class action services unit, we continue to have a strong backlog of projects, totaling approximately $38.0 million at quarter end, which should provide growth in revenues and operating earnings in future quarters."

"Operating earnings in our international segment more than doubled, to $3.0 million, reflecting an improvement in our operating margin from 2.2% in the 2004 third quarter to 4.3% in the 2005 quarter. This growth reflects increased case referrals in our United Kingdom and European operations resulting from claims management agreements entered into during 2004 and 2005. In addition, flood losses in Canada contributed to our margin improvement during the current quarter. We have been very pleased with the operating results generated by our international segment this year and expect continued strong performance from this unit in the future."

                               (CRAWFORD(R) LOGO)

                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

Total revenues before reimbursements for the nine months ended September 30, 2005 were $555.1 million compared with $527.7 million in 2004. Operating earnings totaled $15.2 million in the 2005 period compared with $19.2 million in 2004. Net income for the current nine-month period totaled $6.9 million, or $0.14 per share, compared with $17.5 million, or $0.36 per share, reported in the prior year.

U.S. revenues before reimbursements for the 2005 nine-month period were $341.3 million compared with $342.4 million in 2004. International revenues before reimbursements were $213.7 million in the 2005 year-to-date period compared with $185.4 million during 2004. Excluding the benefit of exchange rate fluctuations, international revenues would have been $203.3 million in the current year-to-date period, reflecting growth in revenues on a constant dollar basis of 9.7%. International operating expenses increased by $23.7 million in U.S. dollars, a 13.2% increase, and by 7.6% on a constant dollar basis.

Mr. Crawford concluded, "Our operating cash flows for the 2005 nine-month period reflect an improvement of $2.1 million as compared to the prior-year period. This improvement is primarily due to the collection of accounts receivable generated from the hurricane-related claims administered in 2004 and 2005. Overall, our consolidated cash position as of September 30, 2005 is sound, totaling $36.2 million, up $8.3 million from the $27.9 million reported at September 30, 2004."

Crawford & Company's management will host a conference call with analysts on Monday, October 24, 2005 at 3:00 P.M. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through October 31, 2005. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 1305843. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended September 30, 2005 is shown on the attached statements. Operating earnings is one of the key performance measures used by the Company's senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Net corporate interest expense and income taxes are recurring components of our net income, but they are not considered part of our operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions and income taxes are based on statutory rates in effect in each of the locations where we provide services and vary throughout the world. Neither of these costs relates directly to the performance of our services and are therefore excluded in order to accurately assess the results of our operating activities on a consistent basis. Special credits and charges represent nonrecurring events that are not considered part of our operating earnings since they historically have not impacted our performance and are not expected to impact our performance within the next two years. Following is a reconciliation of

                               (CRAWFORD(R) LOGO)

                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

consolidated net income to operating earnings and the related margins as a percentage of revenues before reimbursements for all periods presented:

                                         Quarter ended                           Nine months ended
                            ---------------------------------------   ---------------------------------------
                            September            September            September            September
                               30,         %        30,         %        30,         %         30,        %
                               2005     Margin      2004     Margin      2005     Margin      2004     Margin
                            ---------   ------   ---------   ------   ---------   ------   ---------   ------
Net income                    $1,887     1.0%     $ 9,525      5.1%    $ 6,929     1.2%     $17,454      3.3%
Add/(deduct):
   Special credit                 --      --       (8,573)    (4.6)         --      --       (8,573)    (1.6)
   Net corporate interest      1,589     0.8        1,466      0.8       4,471     0.8        2,269      0.4
   Income taxes                1,034     0.6        5,953      3.2       3,797     0.7        8,046      1.5
                              ------     ---      -------     ----     -------     ---      -------     ----
Operating earnings            $4,510     2.4%     $ 8,371      4.5%    $15,197     2.7%     $19,196      3.6%
                              ======     ===      =======     ====     =======     ===      =======     ====

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter and nine month periods ended September 30, 2005 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a complete discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission, in particular the information under the headings "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                               (CRAWFORD(R) LOGO)

                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                  CONSOLIDATED COMPARATIVE STATEMENTS OF INCOME
                 (In Thousands Except Per Share Data; Unaudited)

NINE MONTHS ENDED SEPTEMBER 30                   2005       2004     % CHANGE
------------------------------                 --------   --------   --------
Revenues:
   Revenues Before Reimbursements              $555,056   $527,741       5%
   Reimbursements                                57,588     61,036      -6%
                                               --------   --------
Total Revenues                                  612,644    588,777       4%

Costs and Expenses:

      Cost of Services Before Reimbursements    438,538    407,599       8%
      Reimbursements                             57,588     61,036      -6%
                                               --------   --------
   Cost of Services                             496,126    468,635       6%

   Selling, General, and Administrative         101,321    100,946       0%
   Special Credit (1)                                --     (8,573)     nm
   Corporate Interest Expense, Net                4,471      2,269      97%
                                               --------   --------
Total Costs and Expenses                        601,918    563,277       7%
                                               --------   --------

Income Before Income Taxes                       10,726     25,500     -58%
Income Taxes                                      3,797      8,046     -53%
                                               --------   --------
Net Income                                     $  6,929   $ 17,454     -60%
                                               ========   ========

Net Income Per Share:
   Basic                                       $   0.14   $   0.36     -61%
                                               --------   --------
   Diluted                                     $   0.14   $   0.36     -61%
                                               --------   --------

Weighted Average Shares Outstanding:
   Basic                                         48,911     48,748
                                               --------   --------
   Diluted                                       49,416     48,829
                                               --------   --------

nm = not meaningful

(1) Special credit is a pretax gain related to the sale of an undeveloped parcel of real estate.

                               (CRAWFORD(R) LOGO)

                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                  CONSOLIDATED COMPARATIVE STATEMENTS OF INCOME
                 (In Thousands Except Per Share Data; Unaudited)

QUARTER ENDED SEPTEMBER 30                       2005       2004     % CHANGE
--------------------------                     --------   --------   --------
Revenues:
   Revenues Before Reimbursements              $184,720   $185,870      -1%
   Reimbursements                                21,500     31,638     -32%
                                               --------   --------
Total Revenues                                  206,220    217,508      -5%

Costs and Expenses:
      Cost of Services Before Reimbursements    146,284    144,339       1%
      Reimbursements                             21,500     31,638     -32%
                                               --------   --------
   Cost of Services                             167,784    175,977      -5%

   Selling, General, and Administrative          33,926     33,160       2%
   Special Credit (1)                                --     (8,573)     nm
   Corporate Interest Expense, Net                1,589      1,466       8%
                                               --------   --------
Total Costs and Expenses                        203,299    202,030       1%
                                               --------   --------

Income Before Income Taxes                        2,921     15,478     -81%
Income Taxes                                      1,034      5,953     -83%
                                               --------   --------
Net Income                                     $  1,887   $  9,525     -80%
                                               ========   ========

Net Income Per Share:
   Basic                                       $   0.04   $   0.20     -80%
                                               --------   --------
   Diluted                                     $   0.04   $   0.20     -80%
                                               --------   --------

Weighted Average Shares Outstanding:
   Basic                                         48,978     48,796
                                               --------   --------
   Diluted                                       49,462     48,917
                                               --------   --------

nm = not meaningful

(1) Special credit is a pretax gain related to the sale of an undeveloped parcel of real estate.

                               (CRAWFORD(R) LOGO)

                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT
                      NINE MONTHS ENDED SEPTEMBER 30, 2005
                  (In Thousands Except Percentages; Unaudited)

                                              U.S.             International             Total
                                      -------------------   -------------------   -------------------
                                        2005       2004       2005       2004       2005       2004
                                      --------   --------   --------   --------   --------   --------
Revenues Before Reimbursements        $341,343   $342,372   $213,713   $185,369   $555,056   $527,741

Compensation & Benefits                218,868    208,397    149,014    129,065    367,882    337,462
% of Revenues                             64.1%      60.9%      69.7%      69.6%      66.3%      64.0%

Expenses Other than Reimbursements,
   Compensation & Benefits             117,338    120,234     54,639     50,849    171,977    171,083
% of Revenues                             34.4%      35.1%      25.6%      27.5%      31.0%      32.4%
                                      --------   --------   --------   --------   --------   --------
Operating Earnings (1)                $  5,137   $ 13,741   $ 10,060   $  5,455   $ 15,197   $ 19,196
% of Revenues                              1.5%       4.0%       4.7%       2.9%       2.7%       3.6%
                                      --------   --------   --------   --------   --------   --------

                        QUARTER ENDED SEPTEMBER 30, 2005
                  (In Thousands Except Percentages; Unaudited)

                                              U.S.            International            Total
                                      -------------------   -----------------   -------------------
                                        2005       2004       2005      2004      2005       2004
                                      --------   --------   -------   -------   --------   --------
Revenues Before Reimbursements        $114,482   $123,466   $70,238   $62,404   $184,720   $185,870

Compensation & Benefits                 72,552     71,922    48,547    43,829    121,099    115,751
% of Revenues                             63.4%      58.2%     69.1%     70.2%      65.6%      62.3%

Expenses Other than Reimbursements,
   Compensation & Benefits              40,439     44,521    18,672    17,227     59,111     61,748
% of Revenues                             35.3%      36.1%     26.6%     27.6%      32.0%      33.2%
                                      --------   --------   -------   -------   --------   --------
Operating Earnings (1)                $  1,491   $  7,023   $ 3,019   $ 1,348   $  4,510   $  8,371
% of Revenues                              1.3%       5.7%      4.3%      2.2%       2.4%       4.5%
                                      --------   --------   -------   -------   --------   --------

(1)  Earnings before net corporate interest expense and income taxes.

                               (CRAWFORD(R) LOGO)

                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                     CONSOLIDATED COMPARATIVE BALANCE SHEETS
                    SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
                                 (In Thousands)

                                                          (Unaudited)
                                                         SEPTEMBER 30   December 31
                                                             2005           2004
                                                         ------------   -----------
ASSETS

   Current Assets:
      Cash and Cash Equivalents                           $  36,176      $  43,571
      Accounts Receivable, Net                              168,502        173,123
      Unbilled Revenues                                     108,932        106,650
      Prepaid Expenses and Other Current Assets              12,685         21,363
                                                          ---------      ---------
   Total Current Assets                                     326,295        344,707
                                                          ---------      ---------
      Property and Equipment, at Cost                       151,361        154,553
      Less Accumulated Depreciation                        (116,228)      (120,054)
                                                          ---------      ---------
   Net Property and Equipment                                35,133         34,499
                                                          ---------      ---------

   Other Assets:
      Intangible Assets Arising from Acquisitions, Net      110,169        109,410
      Capitalized Software Costs, Net                        32,572         32,894
      Deferred Income Tax Asset                              32,150         32,172
      Other                                                  19,415         17,578
                                                          ---------      ---------
   Total Other Assets                                       194,306        192,054
                                                          ---------      ---------
   Total Assets                                           $ 555,734      $ 571,260
                                                          =========      =========

LIABILITIES AND SHAREHOLDERS' INVESTMENT

   Current Liabilities:
      Short-Term Borrowings                               $  35,968      $  37,401
      Accounts Payable                                       40,778         41,730
      Accrued Liabilities                                   103,016        110,610
      Deferred Revenues                                      20,875         22,682
      Current Installments of Long-Term Debt                  1,080          1,900
                                                          ---------      ---------
   Total Current Liabilities                                201,717        214,323
                                                          ---------      ---------
   Noncurrent Liabilities:
      Long-Term Debt, Less Current Installments              50,972         50,875
      Deferred Revenues                                      10,516         10,179
      Self-Insured Risks                                      8,129         10,958
      Postretirement Medical Benefit Obligation               5,213          5,544
      Minimum Pension Liability                              76,488         73,893
      Other                                                  10,122         10,655
                                                          ---------      ---------
   Total Noncurrent Liabilities                             161,440        162,104
                                                          ---------      ---------
   Shareholders' Investment:
      Class A Common Stock, $1.00 Par Value                  24,282         24,157
      Class B Common Stock, $1.00 Par Value                  24,697         24,697
      Additional Paid-in Capital                              6,255          5,606
      Retained Earnings                                     199,337        201,213
      Accumulated Other Comprehensive Loss                  (61,994)       (60,840)
                                                          ---------      ---------
   Total Shareholders' Investment                           192,577        194,833
                                                          ---------      ---------
   Total Liabilities and Shareholders' Investment         $ 555,734      $ 571,260
                                                          =========      =========

                               (CRAWFORD (R) LOGO)

                                  Press Release

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 2005 AND SEPTEMBER 30, 2004
                            (In Thousands; Unaudited)

                                                                     2005       2004
                                                                   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                      $  6,929   $ 17,454
   Reconciliation of Net Income to Net Cash Provided by
   Operating Activities:
      Depreciation and Amortization                                  14,335     13,512
      Deferred Income Taxes                                              22        (28)
      Loss (Gain) on Sales of Property and Equipment, net                75     (8,435)
      Stock-Based Compensation                                          181         --
      Changes in Operating Assets and Liabilities,
         net of effects of acquisitions:
         Accounts Receivable, net                                     3,858    (28,984)
         Unbilled Revenues                                           (2,771)    (3,655)
         Accrued or Prepaid Income Taxes                             (5,391)     9,827
         Accounts Payable and Accrued Liabilities                    (3,606)       250
         Deferred Revenues                                           (1,802)     7,160
         Accrued Pension Costs                                          386       (369)
         Prepaid Expenses and Other Assets                             (990)     2,371
                                                                   --------   --------
Net Cash Provided by Operating Activities                            11,226      9,103
                                                                   --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisitions of Property and Equipment, net                      (10,353)    (7,389)
   Capitalization of Computer Software Costs                         (4,796)    (5,214)
   Proceeds from 2004 Sale of Undeveloped Land                        7,562      2,028
   Additional Payments for Prior Acquisitions                          (121)      (617)
                                                                   --------   --------
Net Cash Used in Investing Activities                                (7,708)   (11,192)
                                                                   --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Dividends Paid                                                    (8,805)    (8,776)
   Proceeds from Exercise of Stock Options and ESPP plans               593        683
   Decrease in Short-Term Borrowings, net                              (960)    (7,399)
   Decrease in Long-Term Debt and Capital Lease Obligations, net     (1,397)      (841)
   Capitalized Loan Costs                                                --         61
                                                                   --------   --------
Net Cash Used in Financing Activities                               (10,569)   (16,272)
                                                                   --------   --------
Effect of Exchange Rate Changes on Cash and Cash Equivalents           (344)       444
                                                                   --------   --------
Decrease in Cash and Cash Equivalents                                (7,395)   (17,917)
Cash and Cash Equivalents at Beginning of Period                     43,571     45,805
                                                                   --------   --------
Cash and Cash Equivalents at End of Period                         $ 36,176   $ 27,888
                                                                   ========   ========